UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): January 4, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 8.01    Other Events

The following information is filed under Items 5.02 and 8.01 of Form 8-K:

Following completion of an organizational review of The Rowe Companies (the “Company”) by The Carl Marks Advisory Group LLC (“CMAG”), the Company implemented several changes in its senior management. Except as indicated below, all changes became effective January 6, 2006.

On January 4, 2006, effective January 9, 2006, Gene S. Morphis, the Company’s Chief Financial Officer, was terminated. Garry W. Angle, age 52, the Company’s Vice President of Treasury Management, was promoted to Vice President-Treasurer of the Company and will serve as the Company’s principal financial and accounting officer. Bruce M. Birnbach, who was serving as President of the Company’s manufacturing subsidiary, Rowe Furniture, Inc. (“Rowe Furniture”), has been named President of a newly-formed division of the Company, Rowe Sourcing, which will focus on the acquisition of vital raw materials and imported products. Gerald M. Birnbach, the Company’s Chairman and President, will now also serve as President of Rowe Furniture. Timothy J. Fortune, the Company’s Vice President-Human Resources and Strategy, has been named Senior Vice President of Operations for Rowe Furniture, and will oversee human resources, information technology, finance, process improvement and manufacturing. Stefanie Lucas will continue as Senior Vice President for Rowe Furniture overseeing marketing, sales and merchandising. Barry A. Birnbach will continue as Vice President-Corporate Development for the Company, and will oversee customer service and sales support.

In addition, three CMAG consultants will assume full-time interim responsibilities with Rowe Furniture. Edward Spinelli will serve as Interim Vice President of Manufacturing, Melvin Henson will serve as Interim Vice President of Finance and Tyler Montague will serve as Interim Process Improvement Manager. All three interim officers will report to Mr. Fortune.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: January 10, 2005	/S/ GARRY W. ANGLE
Garry W. Angle Vice President-Treasurer

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